UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

(408) 582-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On March 29, 2017, Intermolecular, Inc. (the “Company”) commenced a workforce reduction plan of approximately 29 employees, or approximately 20% of the Company’s workforce, which the Company expects to complete by the end of the Company’s 2017 first fiscal quarter. The purpose of the plan is to reduce non-core activities and operating costs and to improve profitability. The Company estimates that it will incur restructuring charges of approximately $1.5 million related to cash severance payments. Inclusive of the cash severance payments, the Company expects to reduce cash expenditures in 2017 by approximately $4.0 million as a result of this plan.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include expectations regarding the restructuring and reduction in workforce, the number of employees impacted by the reduction in workforce, the aggregate charges for employee terminations and other costs associated with the restructuring, the related cash expenditures and the timing to recognize these charges. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, the timing and execution of the restructuring. These and other important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in the Company’s most recently filed periodic reports on Forms 10-K and 10-Q. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Leadership Changes

On March 29, 2017, the Company announced that Dr. Bruce M. McWilliams will cease his role as Executive Chairman of the Company effective no later than April 3, 2017, and will transition to non-executive Chairman of the Board of Directors (the “Board”). The Company also announced that C. Richard Neely, Jr., the Company’s Chief Financial Officer and principal financial and accounting officer, will retire effective April 3, 2017. The Board has appointed Bill Roeschlein to the role of the Company’s Chief Financial Officer and principal financial and accounting officer effective April 3, 2017 (the “Effective Date”), following Mr. Neely’s retirement. Following his retirement, Mr. Neely will assist Mr. Roeschlein in the transition as a consultant.

As non-executive Chairman, Dr. McWilliams will not receive any compensation for so long as he serves as a consultant to the Company. Dr. McWilliams will enter into a Consulting Agreement with the Company, the terms of which are to be negotiated. In connection with his transition from his role as Executive Chairman, Dr. McWilliams will also receive certain compensation under his severance agreement, including an amount equal to three months’ salary as Executive Chairman, or $150,000, and premium payments under COBRA for six months. The Board also determined to award Dr. McWilliams an additional six months of premium payments under COBRA in connection with his transition.

Mr. Roeschlein, age 47, has served as our Vice President of Finance since August 2015. Prior to joining the Company, from January 2015 to July 2015 and from May 2010 to December 2012, Mr. Roeschlein was an advisor for high technology companies, including Trident Microsystems, Inc. From January 2013 to December 2014, Mr. Roeschlein served as Chief Financial Officer of Aurora Algae, Inc., a producer of algae-derived products for the nutrition and biofuel markets, from 2010 until joining the Company. From 2008 to 2010, Mr. Roeschlein served as Chief Financial Officer of Power Integrations, Inc., a supplier of high-voltage analog semiconductors for power conversion. From 2006 to 2008, Mr. Roeschlein served as Chief Financial Officer for Determine Software, Inc. (formerly Selectica, Inc.), a provider of cloud-based software solutions. Prior to 2006, Mr. Roeschlein served in various corporate controller and financial management roles at Ultra Clean Technology, Asyst Technologies, Hewlett-Packard and Coopers & Lybrand. Mr. Roeschlein holds an MBA from Cornell University and a BA from UCLA, and is a CPA licensed in the State of California. There is no arrangement or understanding between Mr. Roeschlein and any other persons pursuant to which he was appointed as an officer of the Company, and there is no family relationship between Mr. Roeschlein and any directors or executive officers of the Company.

In connection with his appointment, Mr. Roeschlein will enter into a new offer letter (the “Offer Letter”) as well as an Amended and Restated Change in Control and Severance Agreement (the “Severance Agreement” and, together Offer Letter, the “Agreements”), by and between Mr. Roeschlein and the Company, each effective as of April 3, 2017. Pursuant to the terms of the Agreements, Mr. Roeschlein will receive an annual base salary of $270,000 and an annual performance bonus target of 50% of his base salary (both to be pro-rated for 2017). Bonus payments will be determined in the discretion of the Board of Directors or a committee thereof subject to achievement of any applicable bonus objectives and/or conditions determined by the Board of Directors or a committee thereof. In the event of an involuntary termination, Mr. Roeschlein will receive: (i) severance consisting of a lump sum cash payment in the amount equal to six months’ base salary and (ii) premium payments under COBRA for up to 6 months. In the event of a termination following a change in control, Mr. Roeschlein will receive: (i) severance consisting of a lump sum cash payment in an amount equal to 12 months’ base salary and (y) his target annual bonus; (ii) premium payments under COBRA for up to 12 months; and (iii) 100% accelerated vesting of all of the unvested equity compensation then held by Mr. Roeschlein.

Mr. Roeschlein will also enter into the Company’s form indemnity agreement for officers and directors, which provides, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for costs, losses, claims, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company or its subsidiaries, and otherwise to the fullest extent permitted by law. The foregoing description is qualified in its entirety by the text of the indemnity agreement, the form of which was filed with the Securities and Exchange Commission on November 7, 2011 as Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A and is incorporated herein by reference.

In connection with his retirement, Mr. Neely will enter into a Separation Agreement between Mr. Neely and the Company under which he will receive certain amounts. Under the Separation Agreement, Mr. Neely agrees to enter into a Confidentiality Agreement with the Company and a general release of all claims against the Company, and he will receive an amount equal to six months of his base salary, or $150,000, and premium payments under COBRA for six months.

Appointment of Mr. Matthew S. Furnas to Board of Directors

On March 27, 2017, upon the recommendation of its Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board increased the size of the Board from six directors to seven directors and appointed Matthew S. Furnas to fill the vacancy created by such increase. Mr. Furnas was appointed as a Class III director, with a term of office expiring at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). Mr. Furnas was also appointed as a member of the Audit Committee of the Board. Mr. Furnas has been a Senior Analyst at Raging Capital Management, LLC, a private investment partnership based near Princeton, New Jersey, since 2010. He received a Bachelor of Science in Business Administration from Olin Business School at Washington University in St. Louis.

Previously, on November 14, 2016, the Company entered into a governance agreement (the “Governance Agreement”) with Raging Capital Management, LLC (“Raging Capital”), pursuant to which the Company agreed to include an individual designated by Raging Capital in the slate of director nominees to be recommended by the Board for election at the 2017 Annual Meeting, subject to approval by the Nominating Committee, subject to its fiduciary duties, not to be unreasonably withheld. Mr. Furnas was initially presented to the Nominating Committee as Raging Capital’s designee pursuant to the Governance Agreement. The foregoing description of the Governance Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2016 and incorporated by reference herein.

Other than the Governance Agreement, there were no arrangements or understandings between Mr. Furnas and any other person pursuant to which he was appointed as a member of the Board. There have been no transactions between Mr. Furnas and the Company required to be disclosed by Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Furnas or his designee will receive compensation in accordance with the Company’s non-employee director compensation program, which is described under the heading “Board of Directors, Corporate Governance and Related Matters—Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2016. In connection with his appointment to the Board, Mr. Furnas was automatically granted an option to purchase 75,000 shares of the Company’s common stock, par value $0.001 per share, effective as of the date of his appointment, pursuant to the Company’s 2011 Incentive Award Plan. The option vests in equal annual installments over a period of four years, with 25% of the original number of shares subject to such option to vest on each yearly anniversary of the grant date, subject to Mr. Furnas’s continuing service through each applicable vesting date. In addition, it is expected that Mr. Furnas will execute the Company’s standard form of indemnification agreement for directors and officers. Such form of indemnification agreement is filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on November 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: March 29, 2017	By:	/s/ CHRISTIAN F. KRAMER
Christian F. Kramer
President and Chief Executive Officer